UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)            February 26, 2010

EQT CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	1-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code                 (412) 553-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

EQT Production Company, a wholly owned subsidiary of EQT Corporation (the “Buyer”), and EQT Corporation (“EQT”) have entered into agreements (collectively, the “Agreements”) with certain sellers (collectively, the “Sellers”), dated as of February 25, 2010.  Pursuant to the Agreements and subject to the terms and conditions set forth therein, the Buyer will acquire the Sellers’ interests in certain Marcellus Shale oil and gas properties located primarily in Cameron, Clearfield, Elk and Jefferson Counties, Pennsylvania, including approximately 58,000 net leased or fee acres, 100 producing wells and 200 miles of gathering lines and other facilities (the “Acquisition Properties”).  The Buyer will pay an aggregate of approximately $280 million (subject to customary purchase price adjustments) to the Sellers for the Acquisition Properties.  Approximately ninety percent (90%) of the purchase price is expected to be paid by the delivery of EQT common stock, no par value (the “Shares”), with the balance to be paid in cash.

At the closing of each Agreement, the applicable Sellers are expected to receive a number of shares determined by dividing ninety percent (90%) of the applicable purchase price by the arithmetic average of the daily volume-weighted average price (“VWAP”) for EQT’s common stock for the twenty consecutive trading days ending on the fourth business day prior to the closing date of the applicable Agreement, subject to a requirement that the Sellers receive, in the aggregate, no more than 6.4 million Shares and no less than 5.1 million Shares, in each case subject to customary purchase price adjustments.

The Shares to be issued to the Sellers, will be issued in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated under the Act.  At the closings, EQT and the Sellers will enter into registration rights agreements which will provide for EQT to register under the Act the Shares for resale by the Sellers and will contain customary indemnification and other provisions.  In addition, the Sellers will also enter into lock-up agreements with EQT which will provide, among other things, that during each period of 30-days in the six months following the closings, the Sellers will limit sales and other dispositions to ten percent (10%) of the total Shares.

Item 7.01.  Regulation FD Disclosure.

On March 2, 2010, EQT issued a press release with respect to the transaction described above, a copy of which is furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference. The information in this Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Act or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

99.1                 Press release issued by EQT Corporation dated March 2, 2010.  (Furnished solely for purposes of Item 7.01 of this Form 8-K).

Disclosures in this Form 8-K contain forward-looking statements.  Statements that do not relate strictly to historical or current facts are forward-looking.  Without limiting the generality of the foregoing, forward-looking statements contained in this Form 8-K specifically include the expectations of plans, strategies, objectives and growth, including guidance regarding the expected form and amount of consideration to be paid for the assets to be acquired, the estimated number of acres and potential drilling locations to be held in the high-pressure Marcellus fairway following the acquisition and timing of closing of the pending acquisition, infrastructure programs, project development costs, and estimated ultimate recoveries. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results.  Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  The company has based these forward-looking statements on current expectations and assumptions about future events.  While the company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the company’s control. The risks and uncertainties that may affect the operations, performance and results of the company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” of the company’s Form 10-K filed for the year ended December 31, 2009 as updated by any subsequent Form 10-Qs.

Any forward-looking statement speaks only as of the date on which such statement is made and the company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION
(Registrant)

	By:	/s/Philip P. Conti
Philip P. Conti
Senior Vice President and Chief Financial
Officer

Date: March 2, 2010

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press release issued by EQT Corporation dated March 2, 2010. (Furnished solely for purposes of Item 7.01 of this Form 8-K).